
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



   Date of report (Date of earliest event reported):       September 4, 1998
                                                         -------------------


                          TELESPECTRUM WORLDWIDE INC.
                   ----------------------------------------
                (Exact Name of Registrant Specified in Charter)

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
               Delaware              0-21107            23-2845501
              ---------------        -------            ----------
              (State or Other    (Commission File    (I.R.S. Employer
              Jurisdiction of       Number)         Identification No.)
              Incorporation)





               443 South Gulph Road
            King of Prussia, Pennsylvania                        19406
-----------------------------------------------------     --------------------
     (Address of Principal Executive Offices)                 (Zip Code)



  Registrant's telephone number, including area code:        (610) 878-7400
                                                          ---------------------



--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.   OTHER EVENTS.

          Telespectrum Worldwide Inc. has signed a definitive agreement to merge with CRW Financial, Inc., its largest shareholder. It is expected that CRW's only asset at the time of the merger will be approximately 6.9 million shares of TeleSpectrum common stock. Under the proposed merger, Telespectrum would issue
4.6 million new shares of common stock and 2.0 million options and warrants in exchange for all of the outstanding CRW common stock at an exchange ratio of
 .709. The exchange of shares of TeleSpectrum common stock owned by CRW for new shares of common stock and options and warrants is expected to be accounted for as a treasury stock transaction. A Form S-4 Registration Statement regarding the merger is expected to be filed within 60 days.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (c)    Exhibits

 Exhibit Number       Description
 --------------       -----------
      99.1            Press Release issued by the Registrant on September 4,
                      1998 announcing the signing of a definitive agreement to merge with CRW Financial, Inc.




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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TELESPECTRUM WORLDWIDE INC.
                                    (Registrant)


                                    By  /s/ Richard C. Schwenk, Jr.
                                        ----------------------------------
                                        Richard C. Schwenk, Jr.
                                        Executive Vice President and
                                        Chief Financial Officer


Dated:  September 4, 1998